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EXHIBIT 10.4

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of January, 2002 by and between Pacific Energy GP, Inc., a Delaware corporation, having its principal executive offices in Long Beach, California (the "Company") and Irvin Toole, Jr., residing at Orange, California (the "Executive").

        WHEREAS, the Executive is currently serving as President and Chief Executive Officer of the Company; and

        WHEREAS, the Company and the Executive mutually desire to formalize the employment arrangement of the Executive and to agree upon the terms of the Executive's employment as the President and Chief Executive Officer of the Company and, in addition, to agree as to certain benefits of said employment.

        NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Executive hereby agree as follows:

        1.    TERM OF EMPLOYMENT: Subject to the terms of this Agreement, the Company hereby continues the employment of the Executive, and the Executive hereby accepts such continuing employment, for the period beginning on January 1, 2002 and ending as provided herein in Paragraph 4 (the "Term"). The Executive and the Company acknowledge that, except as may otherwise be provided under this Agreement, the employment of the Executive by the Company is "at will", and the Executive's employment and/or this Agreement may be terminated by either the Executive or the Company at any time. The consequences of termination of employment are as set forth in this Agreement. Portions of this Agreement that by their terms provide or imply that they survive the end of the Term shall survive the end of the Term.

        2.    POSITION AND DUTIES:

          a.    Position: During the Term, the Executive shall serve as President and Chief Executive Officer of the Company and shall have such duties, responsibilities, and authority as are customarily required of and given to a President and Chief Executive Officer and such other duties and responsibilities commensurate with such position as the Board of Directors of the Company (the "Board") shall determine from time to time. Such duties, responsibilities, and authority shall include, without limitation, responsibility for the management, operation, strategic direction, and overall conduct of the business of the Company. The Executive shall perform his duties and responsibilities at the Company's offices in Long Beach, California. For purposes of this Agreement, the term "employment" shall include the Executive's service to the Company in any capacity during the Term; provided the foregoing shall not change the positions to be held by the Executive.

          b.    Commitment of the Executive: During the Term, the Executive shall devote substantially his full business time, energy, and ability to the business of the Company. The Executive shall report directly to the Board and shall perform his duties subject to the overall policies and directions of the Board.

          c.    Other Positions and Services: The Executive may (i) with express authorization of the Board, serve as a director or trustee of other for profit corporations or businesses which are not in competition with the business of the Company or the business of any of its subsidiaries, or, to his knowledge, any other affiliate of the Company, present or future, provided that, if a directorship is approved and the Board later determines that the directorship would be with a competitive entity, it shall notify the Executive in writing and the Executive shall have a reasonable period of time to resign such directorship, (ii) serve on civic or charitable boards or committees, (iii) deliver lectures, fulfill speaking engagements, or teach at educational institutions (and retain any fees therefrom), and (iv) manage personal investments; provided, however, that the Executive may not engage in any of the activities described in this Paragraph 2 (c) to the extent such activities materially interfere with the performance of the Executive's duties and responsibilities to the Company. As used in this Agreement, the term "affiliate" of the Company means any company controlled by, controlling, or under common control with the Company, whether through stock ownership or otherwise.

          d.    Investments: Without the prior express authorization of the Board, the Executive shall not, directly or indirectly, during the Term (i) render services of a business, professional, or commercial nature to any other person or firm, whether for compensation or otherwise, or (ii) engage in any activity competitive with the business of the Company or the business of any of its subsidiaries, present or future, or, to his knowledge, of any other affiliate of the Company, present or future, whether alone, as a partner, or as an officer, director, employee, member or holder (directly or indirectly, such as by means of a trust or option arrangement). The Executive may be an investor, shareholder, joint venturer, or partner (hereinafter referred to as "Investor"); provided, however, that his status as an Investor shall not (i) pose a conflict of interest, (ii) require the Executive's active involvement in the management or operation of such Investment (recognizing that the Executive shall be permitted to monitor and oversee the Investment), or (iii) materially interfere with the performance of the Executive's duties and obligations hereunder. For the purposes of clause (i) of the proviso to the preceding sentence, the Executive shall not be deemed to be subject to a conflict of interest merely by reason of the ownership of less than three percent (3%) of (i) the outstanding stock of any entity whose stock is traded on an established stock exchange or on the National Association of Securities Dealers Automated Quotation System or (ii) the outstanding stock, partnership interests or other form of equity interest of any venture fund, investment pool or similar investment vehicle that shall solicit investments on a "blind pool" basis.

          e.    No Conflict: The Executive represents and warrants that, to the best of his knowledge after the review of his personal files, he has the full right and authority to enter into this Agreement and to render the services as required under this Agreement, and that by signing this Agreement and rendering such services he is not breaching any contract or legal obligation he owes to any third party.

        3.    COMPENSATION AND BENEFITS: During the Term, while the Executive is employed by the Company, the Company shall compensate the Executive for his services as set forth in this Paragraph 3. The Executive recognizes that during the Term of the Agreement, the Company reserves the right to change from time to time the terms and benefits of any welfare or fringe benefit plan of the Company, including the right to change any service provider, so long as such changes are also generally applicable to all executives of the Company.

          a.    Salary: During the Term, the Company shall pay the Executive a base salary at an annual rate of Two Hundred Sixty Thousand Dollars ($260,000). Such salary shall be earned and shall be payable in periodic installments in accordance with the Company's payroll practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Board will review the Executive's salary at least annually and may increase (but not reduce) the Executive's annual base salary in its sole discretion. Once increased such base salary shall not be reduced. His base salary as so increased shall thereafter be treated as his base salary hereunder.

          b.    Annual Bonus: The Executive shall be eligible to receive an annual bonus in accordance with the Company's annual incentive compensation program, as it may be modified from time to time by the Board. Any bonus awarded to the Executive shall be paid in the same form and manner and at or around the same time as such bonus payments are made to other senior executives of the Company.

          c.    Long-Term Incentive Compensation Program: The Executive shall be eligible to participate in a long-term incentive compensation program if, and to the extent, that the Company establishes such a program. If the Company does establish such a long-term incentive compensation program, the Executive shall be eligible to participate in the same manner as other senior executives of the Company.

          d.    Savings and Investment Plans: The Executive shall be entitled to participate in all savings and investment plans applicable generally to other senior executives of the Company, in accordance with the terms of such plans, as may be amended from time to time.

          e.    Welfare Benefit Plans: The Executive and/or his family, as the case may be, shall be eligible to participate in and shall receive all benefits under the Company's welfare benefit plans and programs applicable generally to other senior executives of the Company (collectively, as amended from time to time, the "Company Plans"), in accordance with the terms of the Company Plans.

          f.      Vacation: Beginning with the 2002 calendar year, the Executive shall be entitled to paid vacation at a rate of twenty (20) days per calendar year during the Term in accordance with the plans, policies, and programs as in effect generally with respect to other senior executives of the Company, including the limitations, if any, on the carry-over of accrued but unused vacation time.

          g.    Automobile: The Executive shall be provided with a Company provided vehicle for which the Company will pay all lease costs and all operating expenses, including fuel and maintenance. The automobile to be provided to Executive shall be mutually agreed upon by the Company and the Executive.

          h.    Expenses: The Company shall reimburse the Executive for reasonable expenses for cellular telephone usage, entertainment, travel, meals, lodging, and similar items incurred in the conduct of the Company's business. Such expenses shall be reimbursed in accordance with the Company's expense reimbursement policies and guidelines.

          i.      Officers and Directors Liability Insurance; Indemnification: The Company shall obtain and continue in full force and effect appropriate director and officer liability insurance in such amounts and with such terms and provisions as the Board shall determine in its sole discretion ("D&O Insurance"). To the fullest extent permitted by the indemnification provisions of the Company's governing instruments in effect as of the date of this Agreement and the indemnification provisions of the governing laws of the jurisdiction of the Company's formation in effect from time to time (collectively, the "Indemnification Provisions"), and in each case subject to the conditions thereof, the Company shall (i) indemnify the Executive, as a director and officer of the Company or a subsidiary of the Company or a trustee or fiduciary of an employee benefit plan of the Company or a subsidiary of the Company, or, if the Executive shall be serving in such capacity at the Company's written request, as a director or officer of any other corporation (other than a subsidiary of the Company) or as a trustee or fiduciary of an employee benefit plan not sponsored by the Company or a subsidiary of the Company, against all liabilities and reasonable expenses that may be incurred by the Executive in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal or administrative, or investigative and whether formal or informal, because the Executive is or was a director or officer of the Company, a director or officer of such other corporation or a trustee or fiduciary of such employee benefit plan, and against which the Executive may be indemnified by the Company, and (ii) pay for or reimburse the reasonable expenses incurred by the Executive in the defense of any proceeding to which the Executive is a party because the Executive is or was a director or officer of the Company, a director or officer of such other corporation or a trustee or fiduciary of such employee benefit plan. The rights of the Executive under the Indemnification Provisions shall survive the termination of the employment of the Executive by the Company.

        4.    TERMINATION: The Executive's employment with the Company during the Term may be terminated by the Company or the Executive only under the circumstances described in this Paragraph 4, and subject to the provisions of Paragraph 5:

          a.    Death or Disability: The Executive's employment hereunder shall terminate automatically upon the Executive's death. If the Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 10th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 10-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's material duties. For purposes of this Agreement, "Disability" shall mean any physical or mental condition which prevents the Executive, for a period of 180 consecutive days, from performing and carrying out his material duties and responsibilities with the Company.

          b.    Cause: The Company may immediately terminate this Agreement for "Cause" by giving written notice to the Executive. Any one or more of the following events shall constitute "Cause":

              (i)  any material breach of the representations of the Executive set forth in Paragraph 2(e);

            (ii)  any willful misconduct with respect to the Company which is materially detrimental to the Company and its subsidiaries in the aggregate, including but not limited to theft or dishonesty (other than good faith expense account disputes);

            (iii)  conviction of (or pleading nolo contendere to) a felony (other than (A) a traffic violation that is in most jurisdictions not classified as a felony and (B) a felony resulting from vicarious (rather than direct) liability arising out of his position as an officer or director of the company);

            (iv)  failure or refusal to attempt to follow the written directions of the Board within a reasonable period after receiving written notice; or

            (v)  gross continuous nonfeasance with regard to the Executive's duties, taken as a whole, which materially continue after a written notice thereof is given to the Executive.

          c.    Other than Death or Disability or Cause: The Company may terminate the Executive's employment upon written notice to the Executive at any time and for any reason other than Death, Disability, or Cause, subject to the provisions of Paragraph 5(c).

          d.    Termination by Executive: The Executive may terminate his employment upon written notice to the Company at any time and for any reason.

          e.    Resignations: On and as of the date that the employment of the Executive by the Company shall terminate for any reason, the Executive shall resign from his position as a director and employee of the Company and from all other positions he holds as a director or employee of any subsidiary or affiliate of the Company.

        5.    OBLIGATIONS OF THE COMPANY AND THE EXECUTIVE UPON TERMINATION:

          a.    Death or Disability: If the Executive's employment is terminated by reason of the Executive's death or Disability during the Term, the Term shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for (A) payment of the sum of (i) any base salary and bonus owed to the Executive through the date of termination (provided that for this purpose the amount of such bonus shall be calculated based on the number of days in the year through the date of termination, as well as any earned bonus for any complete year that theretofore had not been paid) and (ii) any other compensation earned through the date of termination but not yet paid or delivered to the Executive ("Accrued Obligations"), and (B) payment of any amounts due pursuant to the terms of any applicable equity-based plan of the Company or any welfare or pension benefit plan of the Company as of the date of termination or which by their specific terms extend beyond such date of termination, and (C) payments due, if any, and continuation of coverage (collectively, "Indemnification /Insurance Payments"), pursuant to the Indemnification Provisions and D&O Insurance. All such payments shall be paid to the Executive or his estate or beneficiary, as applicable.

          b.    Termination for Cause: If the Executive's employment is terminated by the Company for Cause, the Term shall terminate without further obligations to the Executive or his legal representatives under this Agreement on the date of such termination and no further payments or benefits of any kind, including salary, bonuses and any unpaid amount of the Equalization Payment, shall be payable to the Executive, other than for (i) Accrued Obligations and (ii) the payments and benefits provided in Paragraph 5(e).

        c.    Other than Death or Disability or Cause:

              (i)  In General: Except as provided in Paragraph 5(c)(ii) below, if the Company terminates the Executive's employment during the Term for any reason other than Death or Disability, or Cause, the Term shall terminate on the date of such termination without further obligation to the Executive other than (A) Accrued Obligations, (B) payment of any amounts due pursuant to the terms of any applicable equity-based plan of the Company or any welfare or pension benefit plan of the Company as of the date of termination or which by their specific terms extend beyond such date of termination, (C) payment to the Executive, within thirty (30) days of the date of termination, of a lump sum equal to the sum of (1) the Executive's then current annual base salary, and (2) an amount equal to 50% of the maximum bonus opportunity under the Company's annual bonus incentive compensation plan for the year in which the termination occurs, (D) subject to the terms of the applicable plans (or equivalent substitute(s) if the plan(s) prohibit participation by ex-employees), continuation of the benefits provided in Paragraph 3(e) of this Agreement for two (2) years following the date of termination (or such shorter period as shall terminate on the date that the Executive shall commence his next employment), and (E) payment of Indemnification/Insurance Payments. The Company shall be obligated to make the foregoing payments and to provide the foregoing benefits upon the Executive and the Company signing a mutual release of all claims against the other in the form provided by the Company; such release shall not affect the Executive's rights (x) under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and (y) any conversion rights under any applicable life insurance policies. The Release to be provided by the Company shall, if applicable, give the Executive appropriate notifications under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act.

            (ii)  Following a "change of control" or corporate downsizing: If the Company terminates the Executive's employment during the Term following a "Change of Control" of the Company, as defined herein, or because of the elimination of the Executive's position or reassignment of the Executive to a lesser position because of a decision to reduce the Company's operations and the number of employees, the Term shall terminate on the date of such termination without further obligation to the Executive other than (A) Accrued Obligations, (B) payment of any amounts due pursuant to the terms of any applicable equity-based plan of the Company or any welfare or pension benefit plan of the Company as of the date of termination or which by their specific terms extend beyond such date of termination, (C) payment to the Executive, within thirty (30) days of the date of termination, of a lump sum equal to the sum of (1) two times the Executive's then current annual base salary and (2) two times the Executive's target bonus (50% of maximum bonus opportunity) for the year of termination under the Company's annual bonus incentive compensation plan, (D) subject to the terms of the applicable plans (or equivalent substitute(s) if the plan(s) prohibit participation by ex-employees), continuation of the benefits provided by Paragraph 3(e) of this Agreement for two (2) years following the date of termination (or such short period as shall terminate on the date that the Executive shall commence his next employment), and (E) payment of Indemnification/Insurance Payments. The Company shall be obligated to make the foregoing payments and to provide the foregoing benefits upon the Executive and the Company signing a mutual release of all claims against the other in a form to be provided by the Company; such release shall not effect the Executive's rights (x) under COBRA and (y) any conversion rights under any applicable life insurance policies. For purposes of this Agreement, a "Change of Control" of the Company shall be deemed to have occurred if either (a) any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act"), other than Anschutz Company, The Anschutz Corporation, or any entity or organization controlled by Philip F. Anschutz (collectively, the "Anschutz Entities"), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (1) the then-outstanding equity securities of the Company ("Outstanding Securities") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors or their equivalent ("Voting Power") and such beneficial ownership (as so defined) by such individual, entity or group of twenty percent (20%) or more of the Outstanding Securities or the Voting Power, as the case may be, shall then exceed the beneficial ownership (as so defined) by the Anschutz Entities of the Outstanding Securities or the Voting Power, respectively, or (b) the Anschutz Entities no longer have beneficial ownership (as so defined) of twenty percent (20%) or more of either the Outstanding Securities or the Voting Power.

        d.    Termination by Executive:

              (i)  In General: Except as provided below in Paragraph 5(d)(ii) if the Executive terminates his employment for any reason, the Term shall terminate without further obligation to the Executive on the date of such termination and no further payments or benefits of any kind, including salary or bonuses shall be payable to the Executive, other than for (A) Accrued Obligations and (B) the payments and benefits provided in Paragraph 5(e).

            (ii)  Following a Change of Control: If the Executive terminates his employment, following a change of control (as defined in Paragraph 5(c)(ii) above) for "Good Reason", the Executive shall be entitled to the payments, benefits and other compensation provided above in Paragraph 5(c)(ii) in the case of termination by the Company following a change of control. For purposes of this Agreement, the Executive's termination of employment with the Company shall be on account of "Good Reason" if it occurs for any of the following reasons: (A) a demotion in rank, title, responsibility or authority; (B) the assignment to the Executive, following a change of control, of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of such notice thereof given by the Executive; (C) any failure by the Company to comply with any of the provisions of Paragraph 3 of this Agreement, including but not limited to the failure by the Company to pay the Executive any portion of his compensation or to provide an annual bonus under terms (including but not limited to measures, targets and payout potential) at least as favorable as the terms for such bonus as in effect during the Company's fiscal year immediately prior to the date of the Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (D) the Company's requiring the Executive to be based at any office or location other than as provided in Paragraph 2(a) hereof for more than 60 days, or (E) any failure by the Company to comply with and satisfy Paragraph 8 of this Agreement.

        Provided, however, that Executive may not terminate his employment for "Good Reason" as defined herein, unless and until he has given the Company written notice of the reason or reasons why he believes there is "Good Reason" to terminate his employment, and thereafter gives the Company a minimum of forty-five (45) days to cure the alleged act or failure which the Executive believes constitutes "Good Reason" for termination. In the absence of such written notice and opportunity by the Company to cure, there can be no termination by Executive for "Good Reason" as defined herein.

        If an event constituting Good Reason occurs prior to a Change of Control but after there is knowledge of a potential Change of Control, it shall be deemed to constitute Good Reason for purposes of this Agreement, provided notice is given and the Company is given an opportunity to cure.

          e.    Exclusive Remedy: Except for the payments and benefits provided in this Paragraph 5, the Executive acknowledges and agrees that upon termination of the Term, he shall have no other claims against, and be entitled to no other payments or benefits from, the Company under this Agreement or pursuant to the Company's policies and plans, other than (A) the Executive's rights under COBRA, (B) any conversion rights under any applicable life insurance policies, (C) payment of any amounts due pursuant to the terms of any equity-based plan of the Company or any welfare or pension benefit plan of the Company as of the date of termination or which by their specific terms extend such date of termination and (D) rights with respect to Indemnification/Insurance Payments. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

        6.    CONFIDENTIAL INFORMATION: During and after the Term, the Executive shall not use or disclose any secret, confidential, and/or proprietary information, knowledge, or data relating to the Company, any of its subsidiaries or any of the other affiliates of the Company, present and future, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company, any of its subsidiaries or any of the other affiliates of the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement) provided that the Executive may, (a) while employed by the Company, disclose such information, knowledge, or data as he in good faith deems appropriate and (b) otherwise comply with legal process, so long as Executive gives prompt notice to the Company of any required disclosure and reasonably cooperates (without being required to incur any expense or subject himself to sanction or penalty) with the Company if the Company determines to oppose, challenge, or quash the legal process.

        7.    NONSOLICITATION: The Executive agrees that during the Term of this Agreement and for a period of one (1) year following the termination of the Term, he will not, directly or indirectly, knowingly solicit on behalf of any such entity any employee of the Company, any of its subsidiaries or any of its other affiliates, present or future (while an affiliate), who is being compensated at a rate of Fifty Thousand Dollars ($50,000.00) or more per year as an employee of the Company, any of its subsidiaries, or any of its other affiliates, present or future, to work for any individual or firm then in competition with the business of the Company, any of its subsidiaries or any other affiliate of the Company, present or future. The Executive may give references with respect to such employees.

        8.    SUCCESSORSHIP: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns and any such successor or permitted assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall be limited to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise in connection with any sale of all or substantially all of the assets of the Company, provided that any successor or permitted assignee promptly assumes in a writing delivered to the Executive this Agreement and, in no event, shall any such succession or assignment release the Company from its obligations thereunder. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        9.    ARBITRATION: Any and all controversies, claims, or disputes arising out of or in any way relating to this Agreement or the termination thereof shall be resolved by final and binding arbitration in Denver, Colorado before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be commenced by filing a demand for arbitration with the AAA within eighteen (18) months after the occurrence of the facts giving rise to any such controversy, claim, or dispute. The arbitrator shall decide all issues relating to arbitrability. The costs of such arbitration, including the arbitrator's fees, shall be paid by the Company, except for a filing fee to be paid by Executive not to exceed $150.00. Each party to the arbitration shall be responsible for the payment of its own attorneys' fees, provided that, if the Executive prevails as to any matter in any such arbitration, the Company shall pay the reasonable attorneys' fees incurred by the Executive in connection with those matters on which he prevails, in an amount to be determined by the arbitrator.

        10.  GOVERNING LAW: The provisions of this Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado without regard to principles of conflict of laws.

        11.  SAVINGS CLAUSE: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

        12.  WAIVER OF BREACH: No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

        13.  MODIFICATION: No provision of this Agreement may be amended, modified, or waived except by written agreement signed by the parties hereto.

        14.  ASSIGNMENT OF AGREEMENT: The Executive acknowledges that his services are unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement to any person or entity; provided, however, that payments may be made to the Executive's estate or beneficiaries as expressly set forth herein.

        15.  ENTIRE AGREEMENT: This Agreement is an integrated document and constitutes and contains the complete understanding and agreement of the parties with respect to the subject matter addressed herein, and supersedes and replaces all prior negotiations and agreements, whether written or oral, concerning the subject matter hereof.

        16.  CONSTRUCTION: Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions and shall have no force or effect.

        17.  NOTICES: Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims, and other communications shall be deemed given:

          a.    in the case of delivery by overnight service with guaranteed next day delivery, such next day or the day designated for delivery;

          b.    in the case of certified or registered United States mail, five days after deposit in the United States mail; or

          c.    in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone, or otherwise; and

          d.    in the case of personal delivery, when received.

        Communications that are to be delivered by the United States mail or by overnight service are to be delivered to the addresses set forth below:

(i)	To the Company:
Pacific Energy GP, Inc. Attn: Douglas L. Polson 555 17th Street, Suite 2400 Denver, CO 80202
(ii)	To the Executive:
Irvin Toole, Jr. 2481 N. San Miguel Dr. Orange, CA 92867

Each party, by written notice furnished to the other party, may modify the acceptable delivery address, except that notice of change of address shall be effective only upon receipt. In the event that the Company is aware that the Executive is not at the location when notice is being given, notice shall be deemed given when received by the Executive, whether at the aforementioned location or at another location.

        18.  TAX WITHHOLDING: The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        19.  REPRESENTATION: The Executive represents that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to its contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that they have entered into this Agreement freely and voluntarily and without pressure or coercion from anyone.

        IN WITNESS WHEREOF, the Company and the Executive, intending to be legally bound, have executed this Agreement on the day and year first above written.

PACIFIC ENERGY GP, INC.
By:	/s/ DOUGLAS L. POLSON Name: Douglas L. Polson Title: Chairman
EXECUTIVE
/s/ IRVIN TOOLE, JR. Irvin Toole, Jr.

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EXHIBIT 10.4
EMPLOYMENT AGREEMENT